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                                                                EXHIBIT 99.1
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[ZOLTEK logo]

FOR IMMEDIATE RELEASE                             NASDAQ NMS SYMBOL: "ZOLT"
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                         ZOLTEK COMPLETES ADDITIONAL
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                   FUNDING; LIFTS CAPACITY TO MEET DEMAND
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         ST. LOUIS, MISSOURI -- DECEMBER 1, 2005 -- Zoltek Companies, Inc.
today reported that it has received an additional $15 million under the previously announced $50 million convertible financing package with institutional investors, and that it is making rapid progress in bringing new capacity on line to meet growing demand for its high performance Panex carbon fiber and its flame resistant Pyron products.

         Zoltek also announced the recent successful start-up of new production lines that double the carbon fiber-making capacity of its facilities in Hungary. To support increased production of Panex carbon fibers and Pyron flame resistant fibers, Zoltek has significantly expanded its in-house production of precursor quality acrylic fibers, the principal raw material used in making carbon fibers. During calendar 2006, Zoltek plans to increase its worldwide rated carbon fiber productive capacity from 9 million to 17 million pounds per year and the below-described financing package is expected to provide the financial resources to enable the Company to execute the planned expansion.

         "We have entered into a period where the only practical constraint on our growth is the ability to construct capacity fast enough to meet the demands of our customers in wind energy, oil field services, sporting goods, and a number of other application areas," said Zsolt Rumy, Zoltek's Chairman and CEO. "We believe that our recent success in adding carbon fiber capacity validates a key element of our business strategy--the ability to add production much faster and more economically than our competitors. Moreover, this is not a matter of building capacity to meet anticipated demand. All of the new capacity that we are bringing on line will be used to supply contractual commitments to customers in 2006 and 2007."

         Rumy said that Zoltek recently moved managers and skilled operators from Hungary to its formerly idled plant in Abilene, Texas, in order to address difficulties the Company has experienced in achieving targeted production levels for the installed carbon fiber lines there. The



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[ZOLTEK logo]

Zoltek Completes Additional Funding; Lifts Capacity To Meet Demand
Page 2
December 1, 2005

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lines at both facilities utilize the same process technology and Zoltek anticipates that the experienced Hungarian technical personnel can help improve the Texas operation. "There are no essential technical obstacles," Rumy said, noting that processes used in Texas and Hungary are identical.

         The newly issued convertible notes mature 42 months from the closing date and bear interest at a fixed rate of 7.5% per annum. The convertible notes, which are secured by the Company's Hungarian plant, are convertible into Zoltek common stock at a conversion price of $12.50 per share. In connection with this round of funding, Zoltek issued to the investors five-year warrants to purchase an aggregate of up to 420,000 shares of common stock at an exercise price of $14.50 per share.

                      FOR FURTHER INFORMATION CONTACT:

                    ZSOLT RUMY, CEO OR KEVIN SCHOTT, CFO
                             3101 MCKELVEY ROAD
                             ST. LOUIS, MO 63044
                               (314) 291-5110

This press release contains forward-looking statements, which are based upon the current expectations of the Company. Because these forward-looking statements are inherently subject to risks and uncertainties, there are a number of factors that could cause the Company's plans, actions and actual results to differ materially. Among these factors are the Company's ability to: re-activate its formerly idle manufacturing facilities on a timely and cost-effective basis, to meet current order levels for carbon fibers; successfully add new capacity for the production of carbon fiber and precursor raw material; execute plans to exit its specialty products business and reduce costs; achieve profitable operations; raise new capital and increase its borrowing at acceptable costs; manage changes in customers' forecasted requirements for the Company's products; continue investing in application and market development; manufacture low-cost carbon fibers and profitably market them; and penetrate existing, identified and emerging markets. The timing and occurrence (or non-occurrence) of transactions and events that determine the future effect of these factors on the Company, as well as other factors, may be beyond the control of the Company. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.